Exhibit 10.22

Business Agreement

Supplier: Fenyang Jinqiang Liquor Co. Ltd.(hereinafter referred to as Party A)

Distributor: Shanxi MoNeng Trading Co. Ltd.(hereinafter referred to as Party B)

General provisions

The two parties agree upon the following terms and conditions for Party B to deal with Party A’s alcoholic products.

Products, prices, distribution areas

1) Distribution of products

产品	规格 (ml)	单位	等级
42度百年红	225	瓶	优
39度特制北方烧	475	瓶	优
42度北方烧 (乳)	457	瓶	优
42度杏花源 (12瓶装)	225	瓶	优
42度杏花源 (6瓶装)	475	瓶	优
42度杏花源 (礼盒)	475	瓶	优
53度杏花源 (礼盒)	475	瓶	优
42度原酒 (V20)	475	瓶	优
45原酒 (V20)	475	瓶	优
45品鉴	800	瓶	优
52度品鉴	500	瓶	优
52度杏花村老酒	475	瓶	优
42度原浆20年	475	瓶	优
53度原浆20年	475	瓶	优
53度原生态酒 (2瓶装)	1500	瓶	优
53度珍藏原浆	1500	瓶	优
国花十年	475	瓶	优
国花五年	475	瓶	优

2. Distribution area/channel

Party A authorizes Party B to distribute the area for Shanxi Rural E-business, micro-business channels and catering chain industries, and the authorized period is from August 2, 2017 to August 1, 2018.

III. Annual sales assignments

Party B ensures that the annual marketing target is 800,000 yuan.

Distribution qualifications

1, Party B must have good financial strength;

2, agree with the brand and value of Party A, with a sincere desire for cooperation;

3, have first-and second-line liquor brand sales, agency experience and have good sales performance and reputation;

4, identify and actively cooperate with the company’s effective operating policy, market strategy and operating model;

5, has the independent legal person qualification, has the fixed business place and the sales team.

Rights and Obligations of Party A

Party A guarantees that the products provided conform to the quality and hygiene standards stipulated by the State;

Party A shall provide a full set of Party A series of liquor sold by Party A legal operating procedures;

Party A provides quality service to Party B in arranging product delivery and after-sales service.

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Party A has the obligation to provide correct and scientific guidance to Party B’s business operations and inventory management. With the development of cooperation between the two parties and the development requirements of the market at different stages, Party A will give Party B guidance and support in establishing and improving the sales system, settlement system, logistics system, etc..

Party A is obliged to maintain Party B’s sales channels and price stability;

In order to ensure Party B’s market resources, Party A shall not sell or authorize others to sell products within Party B’s authorized area(except Party A products that Party B has not authorized to sell).

Party A shall be obliged to assist Party B in making sales promotion plans and assisting Party B in marketing promotion.

Rights and obligations of Party B

1. Party B’s rights

(1) enjoy the right to distribute the products in the special area as stipulated in Article 2 of this Contract;

(2) enjoy the rights stipulated in all the incentive clauses of Party A’s marketing plan;

(3) Party B shall have the right to put forward opinions and suggestions on the internal quality and the quality of the overpack of the products in the operation of Party A.

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Obligations of Party B

(1) Party A shall be provided with business licenses and other legal and valid business certificates, and the well shall conduct law-abiding operations in strict compliance with relevant laws and regulations of the State and industry norms;

(2) Party B shall sell the series of products planned by Party A in accordance with the areas and guiding prices specified in the contract, and shall not sell or sell at low prices across regions; The first warning is issued, and the dumped product is repurchased by Party B according to the market price; The second time found that Party A reserves the right to recover losses caused to Party A by Party B’s destruction of market prices;

(3) Party B shall sell Party A’s products at the request of Party A, and shall return the payment to Party A according to the schedule stipulated in the contract to ensure safe inventory;

(4) Strictly observe the relevant provisions of Party A’s marketing plan on the maintenance of marketing order and the restraint of dealer behavior;

(5) Party B has the obligation to cooperate fully with Party A in the activities of market management, market promotion and market development;

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(6) Party B shall actively cooperate with Party A under the guidance of Party A, provide sufficient storage space for product turnover in strict accordance with Party A’s requirements, and have the obligation to provide Party A with the original documents for the flow of goods;

(7) consciously maintain the image and reputation of Party A and its products, and handle the complaints and related service requests of the end users of the products in the distribution area under the guidance of Party A, and do a good job of coordinating the supervision and inspection of the relevant departments;

(8) Party B shall provide Party A with relevant sales data and competitive products for Party A to analyze and formulate sales strategies;

(9) Party B shall not sell products of counterfeit or counterfeit Party A’s products. If Party B discovers that the intellectual property rights attached to Party A’s sales commodities have been infringed by third parties, Party B shall be obliged to notify Party A;

(10) Party B shall not purchase Party A’s products through other channels and mix them into the products supplied directly by Party A, otherwise Party A has the right to terminate the cooperation;

(11) Before Party B prints all kinds of publicity materials for Party A, it must be submitted to Party A for examination and approval, and it must be issued only with the written permission of Party A;

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(12) Party A shall not enter into an economic contract or engage in other civil acts with a third party in the name of Party A, nor shall Party A bear legal liability for any economic or civil dispute between Party B and any third party.

VII. Adjustment of product prices

In order to fully protect the interests of the distributor, Party A has the right to adjust the product price due to special circumstances such as changes in the market environment, changes in supply and demand, and government policies. Party A will strictly observe the following commitments when adjusting the product price system:

Inform Party B of the price adjustment information seven working days before the formal adjustment of the product price system.

Party A shall not be responsible for the price difference compensation for all the products that Party B has purchased after the new price system has been adjusted.

VIII. Delivery and settlement methods

Party A shall arrange the shipment within 48 hours from the date of receiving Party B’s order.

Party B shall settle the account by cash or bank transfer, and Party B shall settle the settlement with Party A within 48 hours after receiving payment through its channels.

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IX. Logistics

The type, quantity and time of the goods required by Party B shall be specified so that Party A can arrange delivery. Party A is responsible for delivering goods on time to the warehouse where Party B is located(in the city).

If the goods supplied by Party A to Party B cause damage in transit, Party B shall accept and accept the goods on the spot upon receipt. The name and quantity of the damaged products shall be signed and approved by the shipping party and Party A shall be notified on the same day. The Party A and the shipping party shall clearly deal with the responsibility.

Market management

Staffing: Party B shall maintain the necessary professional staff for the operation of the market in order to develop and manage the market effectively.

Party A’s staff is strictly forbidden to borrow money from Party B. If it appears, it will be a private act. Party A will not bear any responsibility or loss arising therefrom.

Liability for breach of contract

Party A and Party B shall strictly abide by the terms and conditions of this Agreement. Both parties shall not breach the contract.

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Settlement of disputes

The disputes arising from this contract or the performance of this contract shall be settled amicably through negotiation. The two parties shall be invalidated and agree to bring a lawsuit in the people’s court of the place where Party A is located.

Entry into force and continuation of the contract

This contract shall be executed in duplicate by both parties, A and B, and shall take effect from the date of signature or seal of this contract. XIV. Other

If matters are not completed, the two parties shall reach agreement through consultation and conclude a separate subsidiary agreement to the distribution contract. After the two parties have stamped the official seal, they shall have the same legal effect as this contract.

Party A(official seal)	Party B(official seal)

Legal representative: Dengjianmin Legal representative: Yuxiujuan

August 2, 2017	August 2, 2017

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